EXHIBIT A


                            NUWAVE TECHNOLOGIES, INC.

                   BOARD OF DIRECTORS' AUDIT COMMITTEE CHARTER
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                                   I.   PURPOSE
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     The Audit Committee assists the Board of Directors (the "Board") of NUWAVE
Technologies, Inc., a Delaware corporation (the "Corporation") in fulfilling its oversight responsibilities to the stockholders, and serves as a communication link among the Board, management, the independent auditors, and the internal auditors of the Corporation.

                                  II.   AUTHORITY
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     The Audit Committee and the Board have the ultimate authority to select, evaluate and, where, appropriate, replace the independent auditors or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement.

     The Audit Committee may conduct or authorize investigations into any activities it deems necessary and appropriate. The Audit Committee may retain independent counsel, auditors or other consultants to conduct investigations or assist in the accomplishment of its responsibilities. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor.

                   III.  ACCOUNTABILITY OF INDEPENDENT AUDITORS
                         --------------------------------------

     The independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the stockholders of the Corporation.

                              IV.  RESPONSIBILITIES
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     The Audit Committee shall:

     1. Share with the Board the ultimate responsibility to select, evaluate, and, where appropriate, replace the independent auditors or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement.

     2.   Review the fees and expenses of the independent auditors.

     3. Review the nonauditing services performed for the Corporation by the independent auditors.

     4. Review annually the overall audit plan as proposed by the independent auditors and by management of the Corporation, including the scope of the examination to be performed, the assistance to be provided by the internal auditors and any developments in accounting principles and auditing standards that may affect either the financial statements or the audit.

     5. Prior to release of the annual report to the stockholders, review and discuss the audited financial statements and the results of the audit with the independent auditors and management of the Corporation, which review and discussion shall include the following, as applicable:


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          (a)  any major problems encountered by the independent auditors and the resolution thereof,

          (b)  the effect on the audit of any developments referred to in clause
               (4) above,

          (c) any unresolved differences between the independent auditors and management,

          (d) discussion with the independent auditors of the matters relating to the conduct of the audit required to be discussed by Statement on Auditing Standards 61, as the same may be modified or supplemented,

          (e) receipt of the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as the same may be modified or supplemented, and discussion with the independent auditors the independent auditors' independence, and

          (f) any other significant comments or recommendations of the independent auditors or management.

     6. Prior to the release of quarterly unaudited financial reports, review and discuss the reports with the independent auditors and management of the Corporation.

     7. With the independent auditors, management including the Chief Financial Officer, and the internal auditors, review and analyze periodically the Corporation's internal accounting control systems and related corporate policies and control systems, and assess management's attitude toward internal controls and the process for establishing and monitoring internal controls.

     8. Review annually the scope and results of the internal audit program and meet with the internal audit manager periodically (out of the presence of management and the independent auditors, as appropriate). Review with the internal audit manager compliance with appropriate audit standards.

     9. Review and concur with management in the appointment or replacement of the Chief Financial Officer or the internal audit manager.

     10. Meet with the independent auditors periodically (out of the presence of management, as appropriate) with respect to any of the foregoing.

     11. Meet periodically with the management of the Corporation, including the Chief Financial Officer, to review the Corporation's major financial risk exposures and the steps management has taken or plans to take to monitor and control such exposures

     12. Report to the Board on the scope and results of the annual audit, including, if required, a report prepared in accordance with Item 306 of SEC Regulation S-K, as the same may be amended or replaced, to be included in the Corporation's proxy statement and, from time to time, report on other activities of the Audit Committee and recommend to the Board such changes, additions or variations in the auditing, accounting and control functions as the Audit Committee may deem desirable.

     13. Require that the independent auditors submit to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Corporation, consistent with Independent Standards Board Standard No. 1.

     14. Engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditors.

     15.  Review and reassess annually the adequacy of the Audit Committee
          Charter.


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                                V.   ADMINISTRATIVE
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General
     The Audit Committee is a standing committee of the Board. Audit Committee members are elected annually by the Board. The responsibilities of Audit Committee members are in addition to those duties set out for a member of the Board. Meetings will be held whenever deemed necessary by the Audit Committee Chairman.

Audit Committee Composition and Expertise
     The Audit Committee shall consist of at least three members, each of whom shall be an independent director, as defined below, and each of whom shall be able to read and understand fundamental financial statements, including a corporation's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Notwithstanding the foregoing, one director who is not independent because he or she was an employee of the Company or any of its affiliates during the past three years, and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Corporation and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Definition of Independent Director
     "Independent director" means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (a) a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer;

     (d) a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed five percent of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     (e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

                            VI.    APPROVAL AND ADOPTION
                                   ---------------------

     This charter was approved and adopted by the Board of Directors and the Audit Committee thereof on the 11th day of May, 2000.


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